Exhibit 99.1

PHOTON DYNAMICS RECEIVES MAJOR ORDER FOR MULTIPLE ARRAY CHECKER™
AND ARRAY SAVER™ EQUIPMENT

PHOTON IS SOLE VENDOR FOR FAB’S TESTER AND REPAIR PRODUCTS

SAN JOSE, California, January 7, 2008 – Photon Dynamics, Inc. (NASDAQ: PHTN), a global supplier utilizing advanced machine vision technology to provide market leading Liquid Crystal Display (LCD) yield enhancement systems and high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications, today announced that it has received a major order for multiple array test and array repair equipment from Century Display for their LCD panel fabrication facility located in Shenzhen, China. Photon Dynamics has been selected as Century Display's sole array test and array repair equipment vendor.

"We are gratified that Century Display has awarded Photon Dynamics this order for our market leading LCD array test and repair equipment," said Jeff Hawthorne, president and chief executive officer of Photon Dynamics. "This order reflects our proven technology leadership and our commitment to customer support. We look forward to working with Century Display."

About Photon Dynamics, Inc.
Photon Dynamics, Inc. is a global supplier utilizing advanced machine vision technology for market leading Liquid Crystal Display (LCD) flat panel display test and repair systems and for high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications. For more information about Photon Dynamics (NASDAQ: PHTN), visit its website at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks including but not limited to the purchase contracts being modified or cancelled, maintaining our innovative and superior technology, continued delivery of customer support in an effective manner and those risks and uncertainties described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Annual Report on Form 10-K for the year ended September 30, 2006 as filed with the Securities and Exchange Commission. As a result, actual results may differ substantially from expectations. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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